EXHIBIT 23.2
HERBORIUM GROUP, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Herborium Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statement of Herborium Group, Inc. (the “Company”) on Form S-8 filed with the Securities and Exchange Commission on January 26, 2007 of our report dated January 30, 2007 on our audit of the consolidated financial statements of the Company as of November 30, 2006 and for the year then ended which report appears in the 2007 Annual Report of the Company on Form 10-KSB.

/s/  Berenson LLP

New York, NY
February 28, 2008